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                                                              Exhibit (A)(10)(b)

            [LOGO]
      MANULIFE FINANCIAL
THE MANUFACTURERS LIFE INSURANCE
     COMPANY OF NEW YORK

Application Supplement for Investment Allocation and Investor Suitability

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK
(hereinafter referred to as The Company)

REQUIRED WITH ALL APPLICATIONS FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE.

PLEASE PRINT AND USE BLACK INK. ANY CHANGES MUST BE INITIALLED BY THE OWNER. A SIGNATURE IS REQUIRED ON THE REVERSE SIDE.

THIS FORM IS TO BE USED AT THE TIME OF INITIAL APPLICATION ONLY. PLEASE USE INVESTMENT OPTION CHANGES FORM (IM5085CF) FOR CHANGES AFTER THE POLICY HAS BEEN ISSUED.

This Application Supplement is deemed to be part of Application No. ____________

Policy No.: ____________ Name of Proposed Life Insured _________________________
(Same as shown on the Application for Flexible Premium Variable Life Insurance)

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INVESTMENT ALLOCATION OF NEW PREMIUMS
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Choose one or more of the accounts listed below by indicating percentages of net premium. There are no minimum percentages, but allocation percentages must be whole numbers. TOTAL MUST BE 100%.

                                            VARIABLE ACCOUNTS
AGGRESSIVE GROWTH PORTFOLIOS                           BALANCED PORTFOLIOS
/ / Pacific Rim Emerging Markets Trust    ________%    / / Balanced Trust                    ________%
/ / Science & Technology Trust            ________%    Automatic Asset Allocation Trusts:
/ / International Small Cap Trust         ________%    / / Aggressive                        ________%
/ / Emerging Growth Trust                 ________%    / / Moderate                          ________%
/ / Pilgrim Baxter Growth Trust           ________%    / / Conservative                      ________%
/ / Small/Mid Cap Trust                   ________%
/ / International Stock Trust             ________%    BOND PORTFOLIOS:
                                                       / / High Yield Trust                  ________%
GROWTH PORTFOLIOS:                                     / / Strategic Bond Trust              ________%
/ / Worldwide Growth Trust                ________%    / / Global Government Bond Trust      ________%
/ / Global Equity Trust                   ________%    / / Capital Growth Bond Trust         ________%
/ / Small Company Value Trust             ________%    / / Investment Quality Bond Trust     ________%
/ / Equity Trust                          ________%    / / U.S. Government Securities Trust  ________%
/ / Growth Trust                          ________%
/ / Quantitative Equity Trust             ________%    MONEY MARKET PORTFOLIO:
/ / Equity Index Trust                    ________%    / / Money Market Trust                ________%
/ / Blue Chip Growth Trust                ________%
/ / Real Estate Securities Trust          ________%    LIFESTYLE PORTFOLIOS:
                                                       / / Lifestyle Aggressive 1000 Trust   ________%
GROWTH & INCOME PORTFOLIOS:                            / / Lifestyle Growth 820 Trust        ________%
/ / Value Trust                           ________%    / / Lifestyle Balanced 640 Trust      ________%
/ / International Growth and Income Trust ________%    / / Lifestyle Moderate 460 Trust      ________%
/ / Growth and Income Trust               ________%    / / Lifestyle Conservative 280 Trust  ________%
/ / Equity-Income Trust                   ________%


                                            GUARANTEED ACCOUNT

                                / / Guaranteed Interest Account _________%

NOTE: The maximum amount that may be transferred from the Guaranteed Interest Account (GIA) in any one policy year is the greater of $500 or 15% of the GIA value at the previous policy anniversary.
                                                                                            (See Over)

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[BAR CODE]

  Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.
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INVESTOR SUITABILITY
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
THESE QUESTIONS APPLY TO THE OWNER OF THE POLICY. ALL QUESTIONS MUST BE ANSWERED.      Yes      No

1. Have you received a current prospectus for the policy applied for? .............    / /      / /

   Date of prospectus __________________ Date of supplement _______________________

2. DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR:

   (a) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE
       COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED?.................................   / /      / /

   (b) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE,
       AND YOUR POLICY VALUE, MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT
       EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT GUARANTEED AS TO
       DOLLAR AMOUNT? ..............................................................   / /      / /

3. With that in mind, is the policy in accord with your insurance objectives and
   your anticipated financial needs? ...............................................   / /      / /

4. PURPOSE OF INSURANCE

   PERSONAL:   / / Estate creation     / / Estate conservation

   BUSINESS:   / / Buy-sell            / / Deferred compensation      / / Keyman     / / Pension trust

               / / Other: ____________________________________________________________________________

                   ___________________________________________________________________________________

5. ANNUAL INCOME OF OWNER

   / / $   250,000   plus                    / / $  35,000 to $  49,999        / / $  15,000 to $  19,999
   / / $   100,000   to $  249,999           / / $  25,000 to $  34,999        / / $  10,000 to $  14,999
   / / $    50,000   to $   99,999           / / $  20,000 to $  24,999        / / Under $10,000

6. NET WORTH OF OWNER

   / / $ 1,000,000   plus                    / / $ 100,000 to $ 249,999
   / / $   500,000   to $  999,999           / / Under $100,000
   / / $   250,000   to $  499,999
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SIGNATURES
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Signed at __________________________________________ this _______ day of _______________   ________________
                     City/State                                              Month                Year

(X)                                                  (X)
____________________________________________________ ______________________________________________________
   WITNESS (REGISTERED REPRESENTATIVE)                  SIGNATURE OF OWNER

(X)                                                  (X)
____________________________________________________ ______________________________________________________
   NAME OF REGISTERED REPRESENTATIVE (PRINT NAME)       ALL REGISTERED REPRESENTATIVES SHARING COMMISSIONS
                                                        MUST SIGN THIS FORM.

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TELEPHONE TRANSFER/ALLOCATION CHANGE AUTHORIZATION
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I UNDERSTAND AND AGREE THAT: Telephone transfers and allocation changes will be subject to the conditions of the policy, the administrative requirements, The Company, and the provisions of the policy's prospectus.

The Company, its agents, representatives or employees who act on its behalf will not be subject to any claim, liability, loss, expense or cost if it acted upon telephone instructions it reasonably believes to be genuine in reliance on this signed authorization. The Company will employ reasonable procedures to confirm the instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file, tape recording conversations, and providing written confirmation thereof.

The Company, at its option alone and without prior or subsequent notice to the Owner, or any other person or representative of the Owner, may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

All terms of authorization are binding upon the agents, heirs and assignees of the Owner.

This Telephone Transfer/Allocation Change Authorization will be effective until such time as: (a) written revocation is received by the Company's Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

PLEASE CHECK (X) ONLY ONE BOX:

/ / I authorize The Company to accept telephone instructions from me or any co-owner.

/ / I authorize The Company to accept telephone instructions from me, any co-owner, or our registered representative. (Registered Representatives should contact their broker/dealer for procedures regarding this authorization).

(X)                                                  (X)
____________________________________________________ ______________________________________________________
   DATE (MMM/DD/YYYY)                                    SIGNATURE OF OWNER(S)

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